EXHIBIT 5(A)

                               Lester H. Loble, II
                  Vice President, General Counsel and Secretary
                            MDU Resources Group, Inc.
                               Schuchart Building
                             918 East Divide Avenue
                                  P.O. Box 5650
                        Bismarck, North Dakota 58506-5650


                                 March 25, 2002


MDU Resources Group, Inc.
Schuchart Building
918 East Divide Avenue
P.O. Box 5650
Bismarck, North Dakota  58506-5650

Ladies and Gentlemen:

     I am Vice President, General Counsel and Secretary of MDU Resources Group, Inc., a Delaware corporation (the "Company"). This opinion is being rendered in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended, (the "Securities Act"), and pursuant to which the Company intends to register 100,000 additional shares of its Common Stock, par value $1.00 (the "Stock"), and the Preference Share Purchase Rights attached thereto (the "Rights"), for offer and sale in connection with the MDU Resources Group, Inc. Group Genius Innovation Plan (the "Plan").

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Rights Agreement, dated as of November 12, 1998, between the Company and Wells Fargo Bank Minnesota, N.A. (f/k/a Norwest Bank Minnesota, N.A.), as Rights Agent, together with the exhibits thereto (the "Rights Agreement"), pursuant to which the Rights were created, (iii) resolutions of the Board of Directors of the Company, dated May 17, 2001, authorizing the establishment of the Plan, (iv) the Plan, (v) the orders of the Federal Energy Regulatory Commission, dated March 5, 2002, the Montana Public Service Commission, dated February 22, 2002, and the Public Service Commission of Wyoming, dated March 19, 2002 (collectively, the "Orders"), and (vi) such other instruments certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof.

     Based on the foregoing, subject to the limitations and qualifications contained in this opinion, and provided the Orders remain in full force and effect and have not been amended, rescinded or repealed, I am of the opinion that:

1. The Company is a corporation validly organized and existing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the States of Minnesota, Montana, North Dakota, South Dakota, and Wyoming.

2.   When

     (a) the Registration Statement shall have become effective under the Securities Act,

     (b) the Company's Board of Directors or a duly authorized committee thereof shall have approved the issuance and sale of the Stock by the Company, and


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     (c)  the Stock shall have been duly issued and delivered by the Company for the consideration set forth in the aforesaid Plan and in accordance with the actions hereinabove mentioned,

     the Stock will be validly issued, fully paid and non-assessable.

3. The Rights, when issued as contemplated in the Rights Agreement, will be validly issued and will represent legally binding obligations of the Company under the laws of the State of Delaware.

     I am a member of the North Dakota and Montana Bars and do not hold myself out as an expert on the laws of Minnesota, South Dakota or Wyoming, but I have made a study through counsel located in such jurisdictions or otherwise of such jurisdictions insofar as such laws are involved in the conclusions expressed in this opinion. Insofar as the opinions expressed herein relate to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws, or the federal laws of the United States of America, I have relied on the opinion of even date herewith of Thelen Reid & Priest LLP, counsel to the Company, which opinion is to be filed as an exhibit to the Registration Statement.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me therein.

                                        Very truly yours,

                                        /s/ Lester H. Loble, II

                                        Lester H. Loble, II
                                        Vice President, General
                                        Counsel and Secretary